UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2014

CPS TECHNOLOGIES CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-16088	04-2832509
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
111 South Worcester Street, Norton, Massachusetts		02766
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code		508-222-0614

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to rule 14d-2(b) under the
Exchange Act (17CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c)) under the
Exchange Act (17 CFR 240.13e-4( c)).

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 14, 2014, the Company held its 2014 annual meeting of shareholders (the “Meeting”) at the offices of counsel to the Company, Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109. Set forth below are the matters voted upon at the meeting and voting results:

The final tabulation of votes from the 2014 annual meeting is as follows:

Total shares eligible to vote: 13,078.057

Total shares represented at the meeting: 10,766, 665 (82.3%)

For all proposals below, except proposal #2, there were 4,660,536 broker non-votes

1.	Election of Directors:

Grant Bennett 6,095,812 for (99.8%)

Frank Hughes 6,095,812 for (99.8%)

Dan Snow 6,095,712 for (99.8%)

2.	Proposal to Increase the number of authorized shares from 15 million to 20 million.

For: 10,452,262 (79.9% of total eligible shares); 63,336 against; 251,067 abstained

3.	Proposal to Increase the number of shares available for issuance in the stock incentive plan from 1.5 million to 3.0 million and to permit the grant of Incentive Stock Options.

For: 5,920,857 (97.1%); 175,122 against; 10,150 abstained

4.	Advisor vote on the compensation of named executive officers:

For: 6,069,692 (99.6%); 24,237 against; 12,200 abstained

5.	Advisory vote on the frequency of voting by stockholders on the compensation of named executive officers:

For one year: 6,070,373 (99.5%)

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The amended Bylaws are attached as Exhibit 3.1 and are herein incorporated by reference.

(d)

EXHIBIT NUMBER	DESCRIPTION
99	The following exhibit 99 is being furnished herewith to this Current Report on Form 8-K:
3.1	Fourth Amendment to the Restated Certificate of Incorporation of the Company
10.	Amended and Restated CPS Technologies Corporation 2009 Stock Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CPS Technologies Corporation (Registrant)
Date: May 20, 2014	/s/ Ralph M. Norwood Ralph M. Norwood Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
99	The following exhibit 99 is being furnished herewith to this Current Report on Form 8-K:
3.1	Fourth Amended to the Restated Certificate of Incorporation of the Company
10.	Amended and Restated CPS Technologies Corporation 2009 Stock Incentive Plan